                                                                    EXHIBIT 10.3


                                 LOAN AGREEMENT





                                     BETWEEN





                          CONCORDE CRIPPLE CREEK, INC.




                                       AND





                         FIRST NATIONAL BANK, AS LENDER






                            Dated as of July 31, 2002

                                TABLE OF CONTENTS

SECTION 1. DEFINITIONS............................................................................................4
   1.01.     Specific Definitions.................................................................................4
   1.02.     Certain Other Terms.................................................................................13
SECTION 2. THE LOAN..............................................................................................13
   2.01.     Loan/Disbursements..................................................................................13
   2.02.     Interest Rate.......................................................................................15
   2.03.     Late Charge.........................................................................................15
   2.04.     Terms of Payment....................................................................................15
   2.05.     Payments............................................................................................15
   2.06.     Prepayment..........................................................................................15
   2.07.     Use of Proceeds.....................................................................................15
SECTION 3. SECURITY..............................................................................................16
SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................17
   4.01.     Organization, Powers, Etc...........................................................................17
   4.02.     Authorization of Borrowing, Etc.....................................................................17
   4.03.     Consents and Approvals..............................................................................17
   4.04.     Litigation..........................................................................................17
   4.05.     Compliance with Law.................................................................................18
   4.06.     Financial Statements................................................................................18
   4.07.     True and Correct Information........................................................................18
   4.08.     Loan Not for Purpose of Margin Stock................................................................18
   4.09.     Loan Not to Acquire a Security......................................................................18
   4.10.     Licenses; Investigations; Compliance................................................................18
   4.11.     Intended Use of Project.............................................................................19
   4.12.     No Usury............................................................................................19
   4.13.     Participation of Directors, Officers and Employees..................................................19
   4.14.     Status of the Borrower..............................................................................19
   4.15.     Agreements..........................................................................................20
   4.16.     ERISA...............................................................................................20
   4.17.     No Lien on Facilities or Collateral.................................................................20
   4.18.     Environmental Impact Statement......................................................................20
   4.19.     Access..............................................................................................20
   4.20.     Hazardous Substances Representations of the Borrower................................................20
   4.21.     Intellectual Property...............................................................................21
   4.22.     Maintenance of Property.............................................................................21
   4.23.     Licensure Requirements..............................................................................21
SECTION 5. CONDITIONS PRECEDENT..................................................................................21
   5.01.     Effectiveness of Agreement..........................................................................21
SECTION 6. COVENANTS.............................................................................................24
   6.01.     Existence, Properties, Etc..........................................................................24
   6.02.     Insurance and Bonds.................................................................................24
   6.03.     Collection of Proceeds..............................................................................26
   6.04.     Payments of Debt, Taxes, Etc........................................................................26

   6.05.     Restrictions on Transfer............................................................................27
   6.06.     Financial Statements................................................................................27
   6.07.     Hazardous Substances................................................................................28
   6.08.     Notice of Litigation................................................................................29
   6.09.     Change in Nature of Business........................................................................29
   6.10.     No Defaults.........................................................................................29
   6.11.     Intentionally Deleted...............................................................................29
   6.12.     Lien Searches.......................................................................................30
   6.13.     Further Assurances..................................................................................30
   6.14.     ERISA...............................................................................................30
   6.15.     Notice of Events of Default.........................................................................30
   6.16.     Licenses............................................................................................30
   6.17.     Conduct of Business.................................................................................30
   6.18.     Application of Loan Proceeds........................................................................30
   6.19.     Material Effect.....................................................................................30
   6.20.     Inspections/Books and Records.......................................................................30
   6.21.     Compliance with Governmental Requirements and Laws..................................................31
   6.22.     Regulations T, U and X..............................................................................31
   6.23.     Merger, Consolidation or Transfer of Assets.........................................................31
   6.24.     Franchise Agreement.................................................................................32
   6.25.     Loans or Advances...................................................................................32
   6.26.     Guaranties..........................................................................................32
   6.27.     Maintenance of Properties, Etc......................................................................32
   6.28.     Gaming Compliance/Termination.......................................................................32
   6.29.     Location of Facilities on Land......................................................................32
   6.30.     Debt Service Coverage Ratio.........................................................................32
   6.31.     Net Worth Covenant..................................................................................32
   6.32.     Additional Indebtedness.............................................................................32
   6.33.     Liens...............................................................................................33
   6.34.     No other Facilities.................................................................................31
   6.35.     Other Restrictions..................................................................................33
   6.36.     Change of Name or Location of Chief Executive Offices...............................................33
SECTION 7. EVENTS OF DEFAULT.....................................................................................33
SECTION 8. MISCELLANEOUS.........................................................................................36
   8.01.     No Waiver; Remedies Cumulative......................................................................36
   8.02.     Notices.............................................................................................36
   8.03.     Fees/Taxes/Attorneys Fees...........................................................................37
   8.04.     Indemnification.....................................................................................38
   8.05.     Compliance Certificate..............................................................................40
   8.06.     Amendments, Etc.....................................................................................40
   8.07.     Successors and Assigns Included in Parties..........................................................40
   8.08.     Binding Effect and Assignment/Third Party Beneficiary...............................................41
   8.09.     Marshalling; Payments Set Aside.....................................................................41
   8.10.     Section Titles......................................................................................41
   8.11.     Reliance by the Lender and Lender...................................................................41

   8.12.     Multiple Counterparts...............................................................................41
   8.13.     Invalid Provisions to Affect No Others..............................................................41
   8.14.     Number and Gender...................................................................................41
   8.15.     Time of Essence.....................................................................................41
   8.16.     Not Joint Ventures..................................................................................41
   8.17.     Estoppel Certificate................................................................................42
   8.18.     Notice of Change in Location........................................................................42
   8.19.     Renewal or Extension................................................................................42
   8.20.     Tax Identification Number...........................................................................42
   8.21.     Setoff..............................................................................................42
   8.22.     Name and Logo.......................................................................................42
   8.23.     Remedies Cumulative.................................................................................42
   8.24.     Integration; Conflicting Terms......................................................................42
   8.25.     Governing Law and Construction......................................................................43
   8.26.     Adequacy of Note Proceeds...........................................................................43
   8.27.     Term................................................................................................43



EXHIBIT A       LEGAL DESCRIPTION OF LAND.......................................................................A-1

EXHIBIT B       PROMISSORY NOTE.................................................................................B-1

EXHIBIT C       COMPLIANCE CERTIFICATE..........................................................................C-1

EXHIBIT D       ADDITIONAL PERMITTED ENCUMBRANCES...............................................................D-1

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (the "Agreement"), dated as of the date set forth on the cover hereof, is between Concorde Cripple Creek, Inc. (hereinafter called the "Borrower"), and First National Bank, a national banking association (hereinafter called the "Lender").

                                    RECITALS:

         WHEREAS, Borrower desires to borrow the amount of $7,600,000.00 (the "Loan") for the purpose of (i) financing the sum of $6,327,720.00 representing the purchase of the real property located in Black Hawk, Colorado, legally described in Exhibit A attached hereto and commonly known as the Golden Gates Casino (the "Property"), including all furniture, fixtures, equipment, improvements and real property, trademarks, tradenames, inventory, accounts and receivables (the "Assets"); (ii) completing renovations to the improvements situated on the property and purchasing certain gaming equipment to be located at and used in connection with the gaming enterprise of Borrower at the Property in the aggregate amount of $800,000.00; (iii) establishing a $400,000.00 Debt Service and Replacement Reserve; and (iv) paying certain costs associated with the transaction including placement and organization fees, expenses incurred by Lender and Placement Agent in connection with the Loan, including travel, out-of-pocket disbursements and attorney's fees incurred by Lender and Placement Agent.

         WHEREAS, Lender has agreed to make the Loan to Borrower for such amount and on the terms provided herein and in the Loan Documents; and

         NOW, THEREFORE, in consideration of the foregoing Recitals and the terms and conditions set forth below, the parties hereto agree as follows:


                             SECTION 1. DEFINITIONS

         1.01. SPECIFIC DEFINITIONS. As used herein, the following terms shall have the following meanings, with terms defined in the Note, but not this Agreement, being used with the meanings assigned thereto in the Note:

         Accountant: any Person who is a certified public accountant employed or retained by Borrower and reasonably acceptable to Lender.

         Advance: any payment by Lender to Borrower of proceeds of the Loan in accordance with the terms hereof.

         Advance Date: the date on which any Advance occurs.

         Affiliate: with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with the first Person.

         Balloon Debt: any Recourse Debt on which the principal is not fully amortized over its stated term, either in level installments of principal or in approximately equal payments of principal and interest.

         Borrower: Concorde Cripple Creek, Inc., a Colorado corporation, together with any successor or assign permitted hereunder and under all Loan Documents.

         Borrower Representative: the officer or officers of Borrower identified as the Borrower Representative from time to time in writing signed by the President of Borrower.

         Business Day: each day other than a Saturday, a Sunday or other day on which commercial banks in the city in which the principal office of the Lender is located is not open for business.

         Collateral: the "Collateral" as defined in the Deed of Trust.

         Collateral Proceeds: all proceeds received from the enforcement of any rights or remedies against all or any portion of the Collateral.

         Dated Date: the "Dated Date" set forth on the cover hereof.

         Debt: collectively, in respect of any Person, any of the following:

                  (a) all debt of such Person, whether or not represented by bonds, debentures, Note or securities, for the repayment of money borrowed (whether or not recourse for payment is available to the whole of the assets of such Person or only a portion thereof), if and to the extent such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

                  (b) all deferred obligations of such Person for the payment of the purchase price of property or assets purchased; all obligations of such Person representing the balance deferred and unpaid of the purchase price of any property or interest therein or in respect of conditional sales, except any such balance that constitutes a trade payable in the ordinary course of business in connection with obtaining goods, materials or services;

                  (c) all guaranties, endorsements, assumptions and other contingent obligations in respect of, or agreements to purchase or otherwise acquire, debt of others; and reimbursement obligations of such person with respect to letters of credit and bankers acceptances or similar credit obligations;

                  (d) all obligations under interest rate protection agreements, foreign currency hedges and similar agreements;

                  (e) all obligations secured by any mortgage, pledge or lien existing on property owned in whole or in part by such Person, whether or not the debt secured thereby shall have been assumed;

                  (f) all installment purchase contracts, loans secured by purchase money security interests and lease-purchase agreements or capital leases (including leases of real property), in each case computed in accordance with GAAP;

                  (g) any obligation of such Person (whether or not classified as debt under GAAP, including an operating lease) entered into for the purpose of directly or indirectly supporting, credit enhancing or paying any Debt of another Person, including any agreement to purchase any asset or obligation and any room rate, occupancy, or operating guaranty;

                  (h) any Swap Arrangement (other than a Qualified Swap Arrangement); and

                  (i) a guaranty or agreement by such Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, primary or contingent, in any manner of any part or all of the obligations of another person of the type described in clauses (a) through (h) above.

         Debt Service: with respect to any outstanding Debt, for any time period, the aggregate of the payments made or to be made in respect of principal (whether by maturity, purchase, or amortization), interest, lease payments, servicing fees, trustee fees, paying agent fees, or similar payments, provided that, with respect to Balloon Debt, Debt Service shall, for all purposes other than for the computation under Section 6.30, be computed on a pro-forma basis on the assumption that the principal of such Debt is retired in equal payments of principal and interest commencing on the first date that principal is payable thereon and ending on the stated maturity date of such Debt; and provided further that Debt Service of any Debt constituting a guarantee or similar contingent liability shall be determined by reference to the Debt Service of the Debt guaranteed thereby. For any period that Borrower has entered into a Qualified Swap Arrangement with respect to interest payable on any principal amount of Debt, during such period the amount payable thereunder by Borrower shall be taken into account in calculating Debt Service on such Debt instead of the stated payments for interest otherwise due on such principal under the terms of the Debt.

         Debt Service and Replacement Reserve or Reserve: shall mean a reserve account in the initial amount of $400,000 (the "Minimum Balance") to be held back from the Loan proceeds by Lender and applied by Lender to Debt Service upon an Event of Default or Default in the payment of principal and accrued interest due under the Loan Documents. Beginning with the fiscal year ending September 30, 2003 and continuing thereafter during the term of the Loan, the Debt Service and Replacement Reserve shall be increased annually by Borrower with required contributions by Borrower equal to 1% of the annual gross revenues of the Facility, which sum shall be determined and paid in good faith by Borrower within 30 days of completion of Borrower's annual audited financial statement. Any amount in excess of the Minimum Balance may be applied by Borrower to cover the cost of repairs and replacements to the Facilities and special capital expenditures (routine, non-major expenditures that are classified as "Capital Expenditures" under GAAP such as exterior and interior repainting, resurfacing building walls and floors, resurfacing parking areas, replacing folding walls and miscellaneous similar expenditures) upon submission by Borrower of written certification of the chief financial officer of Borrower, in form and content acceptable to Lender, of such expenditures.

         Debt Service Coverage Ratio: with respect to any period, the ratio of:
(i) EBITDA to (ii) Debt Service on all Debt.

         Deed of Trust: shall mean the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated of even date herewith given by Borrower in favor of the Public Trustee of Gilpin County for the benefit of Lender.

         Default: the occurrence of any event that, with the passage of time, notice, or both, would if not cured constitute an Event of Default hereunder.

         Default Rate: the meaning given to such term in Section 2.02(b).

         Deposit Accounts: shall mean the Reserve , the Property Improvement Account and the accounts required to be maintained by the Borrower with the Lender into which all deposits from the operation of the Borrower's business shall be deposited, excepting only the amount of cash that is reasonably necessary to meet the daily cash on hand requirements of the Borrower, which sums, together with daily deposits of the Borrower, may be maintained at a local collection bank to be determined by Borrower (the "Collection Bank").

         EBITDA means for any period, as determined for the Facilities in conformity with GAAP, the sum of the amounts for such period of (i) net income, exclusive of any Net Insurance Proceeds, (ii) interest expense, (iii) provisions for taxes based on net income, if any, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-recurring items reducing net income but not requiring the expenditure of cash or the transfer of property, less other non-recurring items increasing net income but not constituting the receipt of cash or property.

         Environmental Audit: a phase I environmental assessment acceptable to Lender.

         Environmental Laws: any applicable international, federal, state, or local statute, law, regulation, order, consent, decree, judgment, permit, license, code, covenant, deed restriction, common law, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of Borrower or its affiliates, if any, including without limitation, if applicable, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Act, the Clean Air Act, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, and any similar or implementing federal or state law, and any federal or state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

         Equipment: all personal furnishings, equipment and tangible personal property of any nature, whether now owned Borrower or hereafter acquired, and located at or used in connection with the Facilities.

         Event of Default: an event so defined in Section 7.

         Facilities:

                  collectively.

                  (1) any gaming facility which is now, or may hereafter be, acquired, owned, constructed and operated by Borrower or any Affiliate of Borrower at the Premises, and

                  (2) any presently owned or hereafter acquired or constructed related facilities for dining, food service and preparation, permanent or temporary lodging (including hotels, motels and/or recreational vehicle parks), entertainment and parking.

                  (3)      the Equipment (including the Collateral).

         Facilities Enterprise: collectively, all commercial endeavors or other businesses of Borrower or any Affiliate of Borrower carried at, on or connected with the Facilities, including, but not limited to, those related to licensed gaming, lodging and conference facilities, food and beverage service, entertainment and any other commercial endeavor in or located on the Land.

         Financing Statements: one or more financing statements given by Borrower to Lender, perfecting a security interest in Collateral.

         First Advance Date: the date on which Lender makes a Loan Advance.

         GAAP: generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

         Government Authority: any government body or regulatory authority exercising jurisdiction over Borrower or the Facilities.

         Guarantor(s): shall mean any person or entity jointly and severally guaranteeing the payment of the Loan. The Guarantors are Concorde Gaming Corporation, a Colorado corporation, Brustuen H. Lien and Deanna B. Lien.

         Guaranty(s): shall mean the respective joint and several Guarantees executed and delivered by each Guarantor.

         Hazardous Substance: any hazardous or toxic material, substance or waste, pollutant or contaminant that is regulated under any statute, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the Premises, or its use, including but not limited to any material substance or waste that is: (a) defined as a hazardous substance under any Environment Laws; (b) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products; (c) PCBs; (d) lead; (e) asbestos;
(f) flammable explosives; (g) infectious materials; (h) radioactive materials; or (I) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing Environmental Laws.

         Holder: Lender, or any Person to which the Note in its entirety may be transferred.

         Improvements: the buildings and improvements to the Land.

         Insurance Covenants: means the covenants of Borrower under Section
6.02.

         Interest Rate: the rate set forth in the Note.

         Land: the parcel of land on which the Facilities are located.

         Lender: First National Bank, a national banking association, located in Rapid City, South Dakota, and any successor or assign.

         Leverage Ratio: means the ratio of (a) Debt for the quarter ending on the date of determination to (b) earnings before interest, taxes, capital lease expense, depreciation and amortization for the rolling four quarter period ending on the date of determination.

         License: any of the Licenses defined in Section 4.10.

         Lien: any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument, in, of, or on any of the assets or properties, whether now owned or hereafter acquired, whether arising by agreement or operation of law, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         Loan:  the Loan as defined in Section 2.01.

         Loan Documents: this Loan Agreement, the Note, the Deed of Trust, Assignment of Rents and Leases and Security Agreement, the Financing Statements, the Subordination Agreement, the Guarantees, and all agreements, instruments and documents heretofore, herewith or hereafter executed and delivered by Borrower or any other Person pursuant to, or in connection with, the Loan.

         Material Adverse Effect: with respect to any agreement, document, action or non-action, (i) any material adverse effect on the current business, operations, revenues, expenses, condition (financial or otherwise) of the Facilities or the Facilities Enterprise, (ii) a material reduction in the amount of Collateral for any period in excess of six months, (iii) the creation (other than through the creation of a Permitted Encumbrance) of a Lien securing any material liability or obligation on any material portion of the Facilities, the Collateral, Collateral Proceeds or Net Insurance Proceeds, (iv) a Transfer other than through the creation of a Permitted Encumbrance) of any material portion of the Facilities, the Collateral, Collateral Proceeds or Net Insurance Proceeds, and (v) a release from the Lien created by any Loan Document of any portion of the Collateral, Collateral Proceeds or Net Insurance Proceeds, other than as consented to by Lender.

         Maturity Date: August 1, 2009.

         Monthly Payment Date: the first day of each calendar month, occurring on or after September 1, 2002.

         Negative Covenants: any covenants of Borrower under any of the following Sections of this Agreement: 6.05, 6.09, 6.10, 6.23, 6.24, 6.25, 6.26,
6.30, 6.33, 6.34, 6.35 or 6.36.

         Net Insurance Proceeds: all proceeds of insurance with respect to the Facilities or the Collateral, net of collection costs and expenses.

         Net Worth Ratio: shall mean, as of any date, the ratio of Debt to Tangible Net Worth.

         Note: the Promissory Note of Borrower in the amount of $7,600,000.00 dated of even date herewith substantially in the form attached as EXHIBIT B hereto.

         Note Principal Balance: at any time with respect to the Note, the total principal sum payable under such Note, reduced by all repayments of principal on the Note.

         Permitted Encumbrances: any of the following:

         (a) a purchase money mortgage or security interest, installment sale contract, financing lease, or similar encumbrance on personal property so long as the aggregate principal balances so secured do not exceed $250,000.00;

         (b) Liens permitted under any other Section hereof, the Deed of Trust, or any document that secures the obligations of Borrower under the Loan Documents;

         (c) clouds on title, title defects or irregularities, utility, access and other easements and rights-of-way, restrictions and exceptions that according to a reasonable written certification from an authorized officer of Borrower shall not materially interfere with or impair the value, usefulness or integrity of any material portion of the Facilities, or the present or intended operations thereof;

         (d) zoning or similar laws which according to a reasonable written certification from an authorized officer of Borrower shall not materially interfere with or impair the value, usefulness or integrity of any material portion of the Facilities, or the present or intended operations thereof;

         (e) those items identified in EXHIBIT D hereto as additional Permitted Encumbrances;

         (f) Liens on vehicles;

         (g) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or which are being contested in good faith;

         (h) non-consensual liens imposed by operation of law including, without limitation, landlord liens for rent not yet due and payable, and liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen, current wages or accounts payable not yet delinquent, and arising in the ordinary course of business or being contested in good faith by appropriate proceedings and subject to maintenance of adequate reserves.

         (i) any item consented to by Lender.

         Person: any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, limited liability company, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         Premises: the Land, together with any Improvements thereon.

         Property Improvement Account: means a Deposit Account in the initial amount of $800,000 to be held back from the Loan proceeds by Lender and advanced by Lender to Borrower pursuant to Section 2.01(c) hereof.

         Qualified Counter Party: means a Person obligated to pay Borrower under a Qualified Swap Arrangement and who has an unsecured long-term credit rating from a Moody's Investors Services, Inc. or Standard & Poor's Rating Services of "AA" or "Aa," respectively (or an equivalent rating).

         Qualified Swap Arrangement: means with respect to any period and any payments of interest due on any of designated portion of the principal amount of any Debt (the "Notional Amount"), a legally binding and enforceable Swap Arrangement for the entire period between Borrower and a Qualified Counter Party, with neither party obligated to repay the Notional Amount or any principal.

         Recourse Debt: Debt secured by any interest in, or having recourse to, all or any portion of the Collateral or the Facilities.

         Regulations: all state and federal laws, ordinances, rules, regulations and orders pertaining to the operation of the Facilities Enterprise, whether now or hereafter adopted or in effect.

         Rolling Fiscal Year: each period of four consecutive fiscal quarters.

         Subordination Agreement: the Subordination Agreement of even date herewith from Concorde Gaming Corporation in favor of Lender and consented to by Borrower.

         Swap Arrangement: with respect to any period and any designated amount (the "Notional Amount"), an agreement between Borrower and a third party pursuant to which Borrower is obligated to make interest-like payments to the third party on the Notional Amount at a determinable rate, and the third party is obligated during the period to make similar interest-like payments to Borrower on the Notional Amount (based on a different rate of or formula for determining payments).

         Tangible Net Worth: shall mean, as of any date, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) calculated in conformity with GAAP.

         Title Policy: shall mean an extended coverage ALTA Lender's Policy of Title Insurance issued by First American Title Insurance Company ("Title") (Form 1970 or Form 1992 Revised 10-23-92 with the exclusion for creditors rights and arbitration requirements deleted) and containing such endorsements as Lender may require and setting forth as exceptions to title those exceptions as may be approved by Lender.

         Transfer: any sale, pledge, assignment, mortgage, encumbrance, or the creation of any security interest, consensual lien, hypothecation, transfer or divestiture, the effect of which is to grant another an interest (including an interest taken as security) in the Facilities, any Collateral, the shares of common stock of Borrower, or any portion of any thereof, either directly or indirectly. Any change in the legal or equitable title of the Facilities or in the beneficial ownership of the Facilities, whether or not of record and whether or not for consideration shall be deemed a Transfer.

         Unsecured Debt: means Debt that is not Recourse Debt.

         1.02. CERTAIN OTHER TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                               SECTION 2. THE LOAN

         2.01. LOAN/DISBURSEMENTS.

                  (a) Lender, on the terms and conditions stated herein, shall lend to Borrower the sum of $7,600,000.00 (the "Loan"). The Loan shall be evidenced by the Note and shall be funded in the manner set forth herein, less origination fees, the placement fees and transactional expenses of Placement Agent and Lender, including fees and expenses of Lender's counsel. Amounts paid or prepaid under the Note may not be reborrowed.

                  (b) Notwithstanding any other provision herein, Lender shall have no obligation of any nature to fund any Advance unless: (i) no Event of Default has occurred and is continuing; (ii) all representations and warranties of Borrower in each Loan Document are true and correct in all material respects; (iii) all conditions set forth in Section 5.01 as conditions to the effectiveness of this Agreement (unless waived in connection with the execution of this Agreement) shall have been satisfied; and (iv) Lender has received a signed certificate of the President of Borrower stating that after giving effect to the Loan, the representations and warranties contained herein are true and accurate and that no Default or Event of Default exists as of the Advance Date.

                  (c) Conditions to Advance. It shall be a condition precedent to all Advances subsequent to the first Advance that all conditions precedent to the first Advance set forth herein have been satisfied. Provided the conditions precedent to the first Advance are satisfied, not more often than monthly, Borrower may submit an application requesting an Advance of Loan funds from the Property Improvement Account to pay costs actually incurred in the construction of Improvements to the Premises as incurred to date less the amount of all previous Advances for the same. Borrower may request an Advance only for work and material incorporated in the Improvements and if approved by Lender, cost of materials to be incorporated in the Premises and which are securely stored on site, with scheduled insurance against loss, theft or damage and for which title rests in Borrower free of liens, other than Permitted Encumbrances, and ii) cost of Equipment to be installed in the Premises and which is securely stored on site (or in a bonded warehouse with prepaid storage fees with warehouseman's receipt delivered to Lender) with scheduled insurance against loss, theft or damage and for which title rests in Borrower free of liens, other than Permitted Encumbrances. No retainage shall be deducted from any Advance. Each application for an Advance shall be submitted to Lender at least ten (10) days prior to the date on which an Advance is requested. Each application requesting an Advance shall clearly set forth the amounts due to Borrower out of the requested Advance and shall be accompanied by:

                  (a) Waivers of mechanic's liens and materialman's liens for all work done and all materials furnished to the Premises and included in the previous application for an Advance delivered by the respective party or parties performing the work and/or furnishing the materials.

                  (b) Such other supporting evidence, including invoices and receipts as may be reasonably requested by Lender to substantiate all payments which are to be made out of the Advance or to substantiate all payments then made in respect to the Premises.

                  (c) evidence of appropriate insurance coverage insuring the materials while in storage and naming Lender as loss payee.

                  (d) As to each approved Advance for Equipment delivered to the
                  Premises:

                           (i) invoices for the same passing good, merchantable title to the Equipment to the Borrower and including in the sales price all sales and use taxes, value added tax, goods and services tax and any other applicable taxes due with respect to the Equipment, all freight, shipping and delivery charges; and

                           (ii) evidence of appropriate insurance coverage insuring the Equipment while in storage and naming Lender as loss payee; and

                           (iii) delivery in the name of the Borrower to the Premises (or into a bonded warehouse with prepaid storage fees with warehouseman's receipt delivered to Lender) in undamaged condition and in a condition which is ready for immediate installation or adequate storage at the Premises.

         Provided the conditions of the Loan Agreement are met on the date of an Advance, Lender shall advance to Borrower the Advance set forth in the Borrower's application for an Advance. Notwithstanding anything herein to the contrary, the entire principal balance of the Loan shall bear interest at the Interest Rate set forth in the Note from and after the date of Closing. In the event all or any portion of the $800,000.00 amount set aside in the Property Improvement Account are not advanced to pay for the costs of completing the Improvements within 180 days of the closing, such remaining balance shall be applied by Lender as a prepayment of the Note Principal Balance.

         2.02. INTEREST RATE.

                  (a) INTEREST RATE PRIOR TO DEFAULT. Interest shall commence to accrue with respect to the Note Principal Balance on the Advance Date. The Note Principal Balance shall bear interest at the Interest Rate, calculated as provided in the Note.

                  (b) DEFAULT RATE. If an Event of Default occurs, then, at the option of Lender, during the entire period during which such Event of Default shall occur and be continuing, interest shall be payable on the Note Principal Balance at a default rate as provided in the Note.

         2.03. LATE CHARGE.If any payment required under the Note is not paid within five calendar days after the due date, Borrower agrees to pay a late charge as provided in the Note. This late charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Lender may have including the right to declare the entire Note Principal Balance and interest immediately due and payable.

         2.04. TERMS OF PAYMENT. The Note shall be payable upon the terms set forth in the Note. Amounts due hereunder and under the Note shall be a continuing recourse obligation of Borrower, subject to the terms hereof and the Note.

         2.05. PAYMENTS. All payments and prepayments by Borrower of principal of and interest on the Note, and all other fees, expenses, and other obligations under this Agreement payable to Lender on the date hereof, shall be paid by wire transfer to the Lender, or drawn from collected funds in an account established at the Lender, on or before the due date.

         2.06. PREPAYMENT. At the option of Borrower, the Loan may be prepaid in whole on any date and in part on any Monthly Payment Date, upon thirty (30) days prior written notice to Lender, in principal amounts of not less than $250,000.00. All partial prepayments shall be applied based on the unpaid principal balance of the Loan first to accrued interest, and then to the principal balance of the Loan. Upon prepayment in full, interest accrued to the prepayment date shall be paid on such prepayment date. Prepayments of the Note Principal Balance shall be applied to principal installments of the Note in inverse order of maturity; otherwise, no prepayment shall postpone the due dates or reduce the amount of the Monthly Payments required under the Note.

         2.07. USE OF PROCEEDS. The proceeds of the Loan shall be used to: (i) pay the purchase price for the Property in the amount of $6,327,720.00; (ii) to fund the Property Improvement Account to be used to pay the costs of completing certain renovations to the Property and to pay for certain gaming equipment to be purchased by Borrower and used in connection with the Facilities Enterprise in the aggregate amount of $800,000.00; (iii) to fund $400,000.000 for the Debt Service and Replacement Reserve Account; and (iv) to pay costs associated with the transaction, including placement agent fees, origination fees, fees and expenses of Lender, and Lender's attorneys fees and expenses.

                         SECTION 3. SECURITY AND RESERVE

         3.01. SECURITY. To secure payment of all obligations of Borrower to Lender hereunder, and under the Note, Borrower shall execute and deliver the Deed of Trust.

         3.02. RESERVE ACCOUNT. The Lender shall hold back from disbursement of the Loan proceeds the sum of $1,200,000 to initially establish the required $400,000.00 Debt Service and Replacement Reserve account under this Agreement and an additional $800,000.00 to establish the required Property Improvement Account, representing the anticipated costs to be incurred by Borrower to complete the Improvements to the Premises. Such funds shall be thereafter disbursed by Lender as provided in this Agreement. Interest shall accrue and be payable to Lender by Borrower on the Reserve and the Property Improvement Account prior to disbursement thereof at the Interest Rate set forth in the Note, provided, however, that such accounts shall bear interest for Borrower's benefit at Lender's money market rates. If the Reserve account shall be entirely disbursed, but the costs or expenses for which such Reserve have been established shall not have been fully paid and provided for, Lender shall have the right to hold back from any further disbursement of Loan proceeds funds sufficient to re-establish the Reserve in an amount sufficient (in Lender's reasonable judgment) to provide for those costs and expenses thereafter. If at any time the balance in the Reserve shall fall below the Minimum Balance, Borrower shall replenish the Reserve within 60 days of written notice. Lender shall have no obligation to disburse Reserve funds (i) if a Default or an Event of Default has occurred and is continuing hereunder, or (ii) to disburse Reserve funds for any other purpose or to any other person other than for which the Reserve was established, provided if a Default or an Event of Default has occurred, Lender may disburse the Reserve funds in its discretion to the payment of the Loan as it may decide. Borrower hereby grants to Lender a first security interest in the Reserve. Upon exhaustion of the Reserve, Borrower shall deposit with the Lender sums sufficient to replenish the Reserve. If there is then no Default or Event of Default under the Loan Documents, at the end of the term of the Loan the Reserve shall be applied to the Note Principal Balance.

         3.03. DEPOSIT ACCOUNTS. The Borrower shall establish a collection account(s) with a local Collection Bank, and the amounts deposited into such collection accounts, less an amount reasonably necessary to meet the daily cash on hand requirements of Borrower, shall be transferred to the Deposit Accounts with Lender, with such transfer to occur via automated clearing house wire transfer on the third business day of each week. Borrower shall notify in writing the Collection Bank and Lender each week of the amount to be transferred to Lender at least one business day prior to such transfer. Lender shall have a security interest in all such

Deposit Accounts to secure the obligations of the Borrower under the Note and under this Loan Agreement.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to Lender as of the Dated Date that:

         4.01. ORGANIZATION, POWERS, ETC.

         (a) The Borrower is a corporation duly organized and in good standing under the laws of the State of Colorado; (b) the Borrower has full power and authority to own its properties and to carry on its business as presently conducted; (c) the Borrower has the power to execute, deliver and perform the Loan Documents to which it is a party; and (d) for purposes of filing financing statements evidencing the security interests granted under the Loan Documents, Borrower's true legal name is "Concorde Cripple Creek, Inc." The chief executive offices (the primary location where the Borrower manages the main part of its business operations and other affairs) are located only in the State of Colorado.

         4.02. AUTHORIZATION OF BORROWING, ETC. The execution, delivery and performance of the Loan Documents and the borrowings hereunder have been duly authorized by all requisite action of Borrower and any other Government Authority, and will not violate the Bylaws of Borrower or any provision of law, any order of any court or other agency of government (whether state or federal), or any provisions of any indenture, material agreement or other instrument to which either Borrower is a party or by which it or any of its properties is bound. The Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

         4.03. CONSENTS AND APPROVALS. The authorization, execution and delivery of the Loan Documents are not and will not be subject to the jurisdiction, approval or consent of, or to any requirement of registration with or notification to, any federal, state, or local regulatory body or administrative agency.

         4.04. LITIGATION. There are no actions, suits or proceedings pending, or to the knowledge of Borrower, overtly threatened against or affecting it, or the Facilities, or the Collateral, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, or any basis therefor, at law or in equity, or before or by any Government Authority, except actions, suits and proceedings which, if adversely determined would not have a Material Adverse Effect; and it is not in default with respect to any order, writ, injunction, decree or demand of any court or any Government Authority or other governmental agency or instrumentality.

         4.05. COMPLIANCE WITH LAW. No consent, approval or authorization of, or registration, declaration or filing with, any Government Authority that has not been obtained is required on the part of Borrower in connection with the execution and delivery of the Loan Documents or the compliance with the terms, provisions or conditions thereof, or, if so required, such consent, approval or authorization has been requested and obtained. To Borrower's knowledge, it is not in violation of or subject to any contingent liability on account of any statute, law, rule, ordinance, order, writ, injunction or decree.

         4.06. FINANCIAL STATEMENTS. Borrower's and each Guarantor's financial statements that have been presented to Lender fairly present, in all material respects, the financial position of Borrower and each Guarantor as of such dates and the results of operations for the periods shown have been prepared in accordance with GAAP, except, with respect to the interim financial statements, for the absence of footnotes and normal year-end adjustments.

         4.07. TRUE AND CORRECT INFORMATION. No representation or warranty made by Borrower, nor any statement made in a certificate furnished by Borrower pursuant to this Agreement or any other Loan Document contains or will contain, any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading and, as to projections or valuations, present a good faith opinion as to such projections and valuations.

         4.08. LOAN NOT FOR PURPOSE OF MARGIN STOCK. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, X and U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         4.09. LOAN NOT TO ACQUIRE A SECURITY. No proceeds of the Loan will be used to acquire any security in any transaction that is subject to Section 13 and 14 of the Securities Exchange Act of 1934.

         4.10. LICENSES; INVESTIGATIONS; COMPLIANCE.

         (a) LICENSES. Borrower has all requisite power and authority and now holds all licenses, authorizations, approvals, permits, franchises, consents, privileges, waivers, and certificates reasonably necessary to own and operate the Facilities and to acquire, install, maintain and operate the Collateral (herein the "Licenses"). Borrower has validly acquired gaming device licenses. Each such License that is reasonably necessary to the operation of the Facilities and the Collateral is validly issued and is, or will be, and will remain in full force and effect, and the Licenses constitute in all material respects, all of the authorizations necessary for the operation of the Facilities and the Collateral, in the same manner as it is presently conducted and contemplated to be conducted. Borrower has fulfilled and performed all of its obligations with respect thereto, and complete and correct copies of all material Licenses have been delivered to the Lender. To Borrower's knowledge, no event has occurred that results in, or after notice or lapse of time or both would result in, suspension, surrender, failure to renew, revocation or termination of any material License.

         (b) INVESTIGATIONS. Borrower is not a party to and Borrower does not have any knowledge of any investigation, notice of violation, order or complaint issued by or before any court or regulatory body or of any other proceedings that could in any manner result in suspension, surrender, failure to renew, revocation or termination of any material License or otherwise threaten or adversely affect the validity or continued effectiveness of the Licenses of Borrower. Borrower has no reason to believe that any Licenses will not be renewed in the ordinary course. Borrower has fully cooperated with every regulatory body having jurisdiction over any of the Licenses or the activities of Borrower with respect thereto, including any State regulatory body, and Borrower has filed all material reports, applications, documents, instruments, and information required to be filed by it pursuant to applicable laws, rules and regulations.

         (c) BONDING. Borrower has posted all bonds required under its Licenses and all Gaming Regulations.

         (d) NO OTHER LAWS AND REGULATIONS. Except for Colorado gaming statues and regulations, laws and regulations governing dining establishments and serving liquor, the conduct of Borrower's business in connection with the Facilities is not subject to registration with, notification to, or regulation, licensing, franchising, consent or approval by any state or federal governmental authority or administrative agency, the laws and regulations promulgated, or to be promulgated by the State of Colorado, and except general laws and regulations that are not related or applicable particularly or uniquely to the operation of the Facilities, that do not materially restrict or limit the operation of the Facilities, and with which Borrower is in substantial compliance.

         4.11. INTENDED USE OF PROJECT. The Project and the intended and current use thereof for the purpose and in the manner contemplated by this Agreement or any other document related hereto are permitted by and will comply in all material respects with all presently applicable law.

         4.12. NO USURY. The transaction evidenced by this Agreement does not violate any law pertaining to usury or the payment of interest on loans.

         4.13. PARTICIPATION OF DIRECTORS, OFFICERS AND EMPLOYEES. To Borrower's knowledge, no director, officer, employee or agent of, or consultant to, Borrower is prohibited by law, by regulation, by contract, or by the terms of the license, franchise, permit, certificate, approval or consent from participating in the business of Borrower as director, officer, employee or agent of, or is the subject of any pending or threatened proceeding, which, if determined adversely, would or could result in such a prohibition.

         4.14. STATUS OF THE BORROWER. Borrower is not insolvent (as such term is defined in Section 101(32) of the Bankruptcy Code of 1978, as amended) and will not be rendered insolvent

(as such term is defined in Section 101(32) of the Bankruptcy Code of 1978, as amended) by execution of this Agreement, each Note, or any other Loan Document or the consummation of the transactions contemplated thereby.

         4.15. AGREEMENTS. Borrower is not a party to any agreement or subject to any charter that would result in a Material Adverse Effect on its business, properties or assets, operations or condition (financial or otherwise) of the Facilities Enterprise. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, where such default could reasonably be expected to have a Material Adverse Effect.

         4.16. ERISA. Each employee benefit plan (Plan) covered by Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") and the rules and regulations thereunder maintained, established, sponsored or contributed to by Borrower or any member of a group that is under common control with Borrower (Borrower's ERISA Affiliates); (i) complies in all material respects with ERISA and the Internal Revenue Code of 1986 (the "Code") including without limitation, all applicable funding standards of Part 3 of Subtitle B of Title I of ERISA or
Section 412 of the Code; (ii) is solvent; and (iii) is not subject to any termination proceeding. Neither Borrower nor any of its ERISA Affiliates has any liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or any other person with respect to any such Plan; and neither Borrower nor any of its ERISA Affiliates contributes to or has contributed to any multi-employer plan (as defined in Section 4001(a)(3) of ERISA) that is a defined benefit plan.

         4.17. NO LIEN ON FACILITIES OR COLLATERAL. Except for the Permitted Encumbrances, no Lien shall exist on any portion of the Premises and except for Permitted Encumbrances or as otherwise permitted under the Deed of Trust, no lien exists on any portion of the Facilities or Collateral.

         4.18. ENVIRONMENTAL IMPACT STATEMENT. All required environmental impact statements and environmental assessments, if any, as required by any Government Authority or other governmental agency or instrumentality having jurisdiction over the Premises have been duly filed and approved.

         4.19. ACCESS. The Land fronts on a publicly maintained road or street that is connected by public roadways to a public road and has legal access to the same through non-cancelable easements or rights-of-way, with Borrower holding any curb cut permits legally required.

         4.20. HAZARDOUS SUBSTANCES REPRESENTATIONS OF BORROWER. Except as may have been disclosed in the Environmental Audit, as of the date hereof: (a) the Premises have never been used by Borrower, or, to the knowledge of Borrower as set forth in the Environmental Audit, by any previous owners or occupants or current occupants other than Borrower to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Substances, other than as permitted by and in compliance with all environmental Laws, except to the extent that such non-compliance with such Environmental Laws or such use of the Premises would not result in a Material Adverse Effect, and to the knowledge of Borrower as set forth in the Environmental Audit, no such Hazardous Substances exist on the Premises or in its soil or groundwater, except as permitted by and in compliance with all Environmental Laws; (b) no portion of the improvements on the Premises will be or has been constructed with asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance that has been determined to be a hazard to health or the environment to the extent that the Environmental Laws would require investigation and cleanup, or such chemical or substance has been removed; (c) to Borrower's knowledge, there are no nor have there been electrical transformers or other equipment that have dielectric fluid-containing polychlorinated biphenyls (PCBs) located in, on or under the Premises, except as permitted by law and in compliance with all Environmental Laws; (d) the Premises contain three (3) underground storage tanks and such underground storage tanks have been abandoned, filled and closed in accordance with Environmental Laws; and (e) Borrower has not received nor does it have any knowledge of any summons, citation, directive, letter or other communication, written or oral, from any local, state or federal government agency concerning: (i) the existence of Hazardous Substances on the Premises or in the immediate vicinity; or (ii) the releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Substances onto the Premises or into waters or other lands, except to the extent that such existence of Hazardous Substances is contemplated by the foregoing subclause.

         4.21. INTELLECTUAL PROPERTY. Borrower possesses adequate licenses (including, without limitation, licenses related to computer programs), permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted.

         4.22. MAINTENANCE OF PROPERTY. Borrower will maintain all Facilities in good working order and condition, reasonable wear and tear excepted, and make all proper repairs, replacements, additions and improvements thereto.

         4.23. LICENSURE REQUIREMENTS. The Colorado Limited Gaming Commission has granted to Borrower all licensing required under the Gaming Regulations required for Borrower to conduct limited gaming at the Premises. No other licenses or registrations are necessary or required of either Borrower or Lender in order for Lender to make the Loan to Borrower, for Borrower to perform its obligations under the Loan Documents, and for Lender to enforce the obligations of Borrower under the Loan Documents upon a Default or an Event of Default by Borrower under the Loan Documents.

                         SECTION 5. CONDITIONS PRECEDENT

         5.01. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective upon its execution and delivery by the parties hereto, and when Lender shall have received each of the following items in form and substance satisfactory to Lender (or Lender shall have waived such receipt by executing this Agreement);

         (a) the Loan Documents each duly executed and approved by the appropriate parties, including, all of such documents being in full force and effect with no default thereunder;

         (b) certificates signed by the President and Secretary of Borrower as to the incumbency and proper signature of the person or persons authorized to execute and deliver the Loan Documents and any other certificates or documents to be delivered by Borrower in connection therewith;

         (c) copies of the following, certified as to authenticity by the Secretary of Borrower (or any person authorized by law to act in his or her stead);

                  (1) Resolution of the Board of Directors of Borrower authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party.

                  (2)      all Licenses for the Facilities.

                  (3) to the extent not identified above in this Section, copies of all other agreements or contracts of Borrower or any Affiliate of Borrower that do or may materially affect the conduct of gaming activities of Borrower or the operation of the Facilities, including any consulting, management, joint venture, partnership, purchase, financing, mortgage, loan or equipment transportation agreements, and any lease, franchise, licensing or easement contracts.

                  (4) to the extent not identified above in this Section, copies of all resolutions or other written actions of Borrower or any Affiliate or any Guarantor relating to the Loan or the Loan Documents, including those that relate to or may affect any action relating to:

                           o the financing, equipping, or operation of the Facilities;

                           o the Facilities, including its present or future financial condition;

                           o        the Collateral and the Land;

                           o        secured financing matters;

                           o other forms of borrowing or pledging of Borrower's assets;

                           o        commercial transactions;

                           o        the Guarantees;

                           o permits and Licenses relevant to the Facilities and the conduct of the operations of Borrower at the Facilities;

                  (d) a certificate of the President of Borrower stating that after giving effect to the Loan, the representations and warranties contained herein are true and accurate and that no Default or Event of Default exists as of the date hereof under the Loan Documents;

                  (e) a copy of the Environmental Audit directed to Lender or with a certification that Lender may rely upon the Environmental Audit;

                  (f) a certificate relating to Hazardous Substances with respect to the Facilities;

                  (g) UCC lien searches covering the name of Borrower, reflecting no Liens or encumbrances on the Facilities or Collateral, other than Permitted Encumbrances;

                  (h) searches evidencing no bankruptcies, tax liens, or judgments relating to Borrower, any Affiliate of Borrower or any of the properties that are not consented to by Lender;

                  (i) an ALTA survey of the Land, in form and substance acceptable to Lender;

                  (j) a fully paid Title Policy written in the full amount of the Loan amount in form and substance satisfactory to Lender and written by Title insuring the Premises are marketable, insuring fee simple title to the Premises vested in Borrower, free and clear from exceptions for mechanic's liens and materialmen's liens, naming Lender as an insured and insuring that the Deed of Trust is a valid first lien in the full amount of the Loan subject only to Permitted Exceptions. The policy may not contain as so called "Pending Disbursement" Endorsement;

                  (k) the written opinion of legal counsel for Borrower as to the due and valid existence of Borrower; as to the valid and binding nature of and enforceability with respect to Borrower of all Loan Documents; as to the absence of defaults and conflicts by Borrower; the absence of any litigation that could adversely affect the Loan, and as to such other matters incident to the transaction herein contemplated as is customary or as Lender may reasonably require including an opinion that, the Loan Documents doe not violate any applicable usury laws;

                  (l) evidence of the insurance coverage required by Section
         6.02 hereof;

                  (m) a closing statement listing the application of funds at closing, in a form reasonably satisfactory to Lender; and

                  (n) such other documents, instruments, approvals or opinions as Lender may reasonably request.

                              SECTION 6. COVENANTS

         Borrower covenants and agrees that from the date hereof until payment in full of the principal of and interest on the Loan, unless the Lender shall otherwise consent in writing, Borrower will:

         6.01. EXISTENCE, PROPERTIES, ETC. So long as any amount remains owing hereunder or under the Loan Agreement, cause to be done all things necessary to preserve and keep in full force and effect its existence, and conduct and operate its business with respect to the Facilities as contemplated in the Loan Documents.

         6.02. INSURANCE AND BONDS. Borrower shall be required to comply with this Section on and after the Advance Date, unless otherwise expressly stated in this Section. Borrower shall obtain and maintain throughout the term of the Loan such insurance and bonds as Lender may reasonably require with respect to the Facilities, in forms of coverage and with insurers reasonably acceptable to Lender, with a current Best's Insurance Guide rating acceptable to Lender, and with both Borrower and Lender named as insured, as their interests may appear, including standard waiver of subrogation clauses and written agreement by the insurer or insurers therein to give Lender thirty (30) days prior written notice of intent to cancel or to change the terms and conditions of the guidelines, including but not limited to the following:

         6.02.1. WORKER'S COMPENSATION. Worker's compensation coverage in the required statutory amounts.

         6.02.2. BOILER INSURANCE. Broad Form Boiler and Machinery Insurance covering physical damage to the Facilities, pressure vessels, pressure piping and other Equipment insurable with full replacement cost endorsement, and with a maximum deductible of $5,000.

         6.02.3. FLOOD INSURANCE. Flood insurance in the full replacement cost of the Facilities if the Premises are within the 100-Year Flood Plain.

         6.02.4. HAZARD INSURANCE. All Risk Insurance against loss by fire, lightning and risk customarily covered by Fire and Extended Coverage Insurance, including special cause of loss, and such other hazard insurance as Lender may reasonably require in an amount equal to the full replacement cost of the Facilities with standard non-contributing mortgagee clauses, stipulated value-agreed amount endorsement, and no co-insurance, and with a maximum deductible of $10,000.

         6.02.5 PUBLIC LIABILITY INSURANCE. Comprehensive General Public Liability Insurance covering the legal liability of Borrower against claims for bodily injury, death or property damage occurring on in or about the Facilities with a combined single limit of not less than $7,600,000.00, with a maximum deductible of $5,000.00; automobile liability coverage (including coverage for hired and non-owned vehicles) with a combined single limit of not less than $3,000,000.00, with a maximum deductible of $25,000.00; and if liquor is sold on the Premises, Liquor Liability Coverage (Dram Shop coverage) in the minimum amount of (i) $3,000,000.00 or (ii) amounts as may be required by applicable law, with a maximum deductible of $25,000.00.

         6.02.6. BUSINESS INTERRUPTION INSURANCE. Insurance covering actual losses in gross operating earnings of Borrower resulting directly from necessary interruption of business caused by risks of direct physical loss of real or personal property constituting part of the Facilities, subject to policy exclusions, less charges and expenses that do not necessarily continue during the interruption of business, for such length of time as may be required with the exercise of due diligence and dispatch to rebuild, repair or replace such properties as have been damaged or destroyed, but not less than six months, with limits equal to at least 100% of the Maximum Annual Debt Service for all Debt. Only for purposes of this paragraph, the Maximum Annual Debt Service on Debt that bears an adjustable interest rate, the interest rate during the first fiscal year of Borrower during which the Debt is outstanding shall be deemed to be 110% of the initial interest rate, and for each fiscal year thereafter, 110% of the average interest rate on the Debt during the last preceding fiscal year.

         6.02.7 THEFT. Insurance for all losses of Collateral caused by theft and embezzlement, including endorsements for coverage for employee theft, premises, transit, depositor's forgery, computer theft and funds transfer fraud, and money destruction.

         All hazard and casualty insurance policies maintained by Borrower pursuant to the foregoing provisions of this Section shall provide that any losses payable thereunder shall be payable to Borrower and Lender as their interests may appear; provided that the proceeds of business interruption insurance shall be payable to the Lender. Borrower shall cause the originals or certified copies of all such insurance to be deposited with Lender or to be otherwise held as directed by Lender. At least fifteen (15) days prior to the date on which the premiums on each such policy shall become due and payable, Borrower shall furnish Lender with proof reasonably satisfactory to Lender of payment thereof. In the event of loss, Borrower shall immediately give written notice thereof to Lender.

         All proceeds of such insurance are hereby absolutely and unconditionally assigned, and shall be paid, to Lender for deposit in a separate account maintained by Lender. Such proceeds shall be applied either (i) to prepayment of all Secured Obligations in proportion to the principal balance of each such obligation, with the remainder, if any, bring applied at Borrower's option, or (ii) if no uncured Even of Default has occurred and if restoration or repair is commenced and can be completed within six months and the proceeds, together with demonstrated other funds of Borrower satisfactory to Lender, are sufficient to complete the restoration or repair of the Facilities, then such proceeds may be directed towards the restoration or repair of the Facilities, without affecting the obligations of Borrower hereunder. If Borrower elects to apply any such insurance proceeds to the restoration or repair of the Facilities, Lender shall deposit the same in a separate account to be disbursed for the costs of replacement or restoration of the damage, making such proceeds available to Borrower for such purposes subject to such customary construction disbursing conditions as Lender shall reasonably impose (but only if Lender receives satisfactory evidence that amounts are held sufficient to complete the replacement and restoration); provided that if such proceeds are less than $500,000.00, Borrower shall be entitled to receive, hold and apply such proceeds for such purposes; and in any case, Borrower shall be entitled to receive, hold and apply such proceeds for such purposes; and in any case, Borrower shall be obligated to complete the restoration and repair regardless of the amount of such proceeds. Lender shall not be liable for supervising such restoration or repair or for supervising the disbursement of such insurance proceeds thereof.

         In no event shall the Lender be held responsible for failure to pay for any insurance required hereby or for any loss or damage growing out of a defect in any policy thereof or growing out of any failure of any insurance company to pay for any loss or damage insured against or for failure by Lender to obtain such insurance or to collect the proceeds thereof.

         6.03. COLLECTION OF PROCEEDS. Cooperate to obtain for the Lender the benefits of any insurance, bonds or other proceeds lawfully or equitably payable to it in connection with the transaction contemplated hereby and the collection of any indebtedness or obligation of Borrower to Lender incurred hereunder.

         6.04. PAYMENTS OF DEBT, TAXES, ETC.

         (a) Promptly pay all of its Debt when the same becomes due and payable, other than for Debt the validity of which is being contested in good faith, and perform all other obligations with respect to the Facilities and the Facilities Enterprise, including Debt secured by any portion of the Equipment located at or used in connection with the Facilities, or any lease of the same, and including promptly and timely performing all covenants, agreements and promises under the Note and the other Loan Documents; and (b) promptly pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon any of such properties; provided, however, that Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (i) the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves with respect to providing for the payment of any such tax, assessment, charge, claim or levy to the extent required by its auditors in order to comply with GAAP, (ii) the non-payment or non-discharge of such tax, assessment, charge, levy or claim cannot result in a Lien (other than a Permitted Encumbrance) being imposed against all or any portion of the Premises, or any Collateral.

         6.05. RESTRICTIONS ON TRANSFER. Not effect or permit a Transfer (except a Transfer that creates a Permitted Encumbrance) without the prior written consent of Lender; provided that, without Lender's consent, (a) Borrower may sell or otherwise dispose of Equipment or other personal property constituting Collateral if and to the extent that (i) such property is promptly replaced with reasonably equivalent property of equal or greater value that is free of any Liens or encumbrances other than the Liens provided for in the Deed of Trust and other than Permitted Encumbrances or (ii) such property is no longer needed or useful in connection with the operation of the Facilities, and the aggregate fair market value of such property does not exceed $250,000.00 per year for all items sold or disposed of pursuant to this clause (ii). Upon Borrower's request, Lender shall execute and deliver such instruments as may be reasonably necessary to evidence the release of any property sold or otherwise disposed of by Borrower as permitted by this Section from the lien and security interest created by the Deed of Trust

         6.06. FINANCIAL STATEMENTS. Furnish Lender with current financial information regarding Borrower and the Guarantors as Lender may reasonably require. During the term of the Loan Borrower shall provide to Lender:

                  (a) ANNUAL AUDIT OF BORROWER. Within ninety (90) days after the end of Borrower's fiscal year, a copy of Borrower's unaudited financial statement for the period then ended, and commencing with the Borrower's fiscal year ending September 30, 2003 and thereafter throughout the term of the Loan, copies of the Borrower's audited financial statements including detailed audit reports and management letters prepared by an Accountant in connection with each fiscal year audit of the books of Borrower prepared in conformity with GAAP and other applicable laws and regulations.

                  (b) QUARTERLY OPERATING STATEMENTS. When available, but no later than 45 days after the close of each fiscal quarter of the Borrower, quarterly operating statements of Borrower that are in form reasonably satisfactory to Lender, provided that if an Event of Default has occurred and is continuing, such reports shall be delivered for each calendar month, within 30 days of the end of each month. Concurrently with the quarterly operating statements delivered pursuant to this Section (or, in the event of an Event of Default concurrently with the monthly operating statements delivered with respect to the last month in a fiscal quarter), a certificate (in the form attached hereto as Exhibit B) signed by the chief financial officer of Borrower setting forth the calculation of the Debt Service Coverage Ratio, the Maximum Leverage Ratio and the Tangible Net Worth Calculation for the Rolling Fiscal Year ending with such quarter.

                  (c) SECURITY AUDITS. At the written request of Lender, Borrower shall deliver to Lender within thirty (30) days of completion and receipt by Borrower of copies of all security audits, if any, of all or any portion of the Facilities that were prepared by a Government Authority and in the possession or control of Borrower or an Affiliate of Borrower.

                  (d) ANNUAL FINANCIAL STATEMENTS OF GUARANTORS: Within ninety
         (90) days of the end of each fiscal year, each Guarantor shall deliver to Lender a current financial statement which statement shall include an itemization of all assets and liabilities scheduled by item and type, all investments and contingent liabilities adequate to disclose the net worth of such Guarantor at such point in time. Such financial statement shall be personally certified and shall be accompanied by the annual federal income tax returns of each Guarantor, including all schedules, for the preceding taxable year as filed with the Internal Revenue Service.

                  (e) REPORTS TO OTHERS. Within thirty (30) days following Lender's written request, copies of all reports required by law and applicable regulations submitted to or received from any federal, state or local gaming authorities (exclusive of employee background checks or other information the confidentiality of which must be maintained under applicable federal or state law or regulation).

                  (f) OTHER INFORMATION. With reasonable promptness, from time to time, such other information regarding the operations, business, affairs and financial condition of Borrower as Lender may reasonably request, and subject to Borrower's reasonable confidentiality requirements.

         If Borrower fails to furnish any such statements within thirty (30) days after the date required above, Lender may cause an audit to be made of the respective books and records at the sole cost and expense of Borrower. Lender also shall have the right, at reasonable times and upon reasonable notice, to examine all books, accounts and records relating to the operation of the Facilities at Borrower's place of safekeeping.

         6.07. HAZARDOUS SUBSTANCES. Borrower shall:

         (a) (i) comply and require all occupants of the Premises to comply with all applicable federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Substances;

                  (ii) remove any Hazardous Substances existing in or on the Premises in violation of any Environmental Law promptly upon discovery of same, in accordance with applicable laws, ordinances and orders or government authorities having jurisdiction thereof.

                  (iii) pay or cause to be paid all costs associated with such removal; and

                  (iv) indemnify Lender from and against all losses, claims and costs arising out of the migration of Hazardous Substances from or through the Premises onto or under other properties;

         (b) keep the Premises free of any lien imposed pursuant to any state or federal law, rule, regulation or order in connection with the existence of Hazardous Substances on the Premises;

         (c) not install or permit to be installed or to exist in or on the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance that has been determined to be a hazard to health and environment, except as permitted by and in compliance with all Environmental Laws;

         (d) not cause or permit to exist any release of any Hazardous Substances onto the Premises or into waters or other lands; and

         (e) give all notifications and prepare all reports required by Environmental Laws or any other law with respect to Hazardous Substances existing on, released from or emitted from the Premises.

         6.08. NOTICE OF LITIGATION. Give prompt written notice to Lender of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality directly affecting the Facilities Enterprise or the Facilities or to which Borrower is a party in which an adverse determination or result could have a Material Adverse Effect, stating the nature and status of such action, suit or proceeding.

         6.09. CHANGE IN NATURE OF BUSINESS. Not make any material change in the nature of the business of Borrower conducted at the Facilities as carried on at the date hereof or as contemplated at the date hereof as previously disclosed in writing to Lender.

         6.10. NO DEFAULTS. Not permit any material breach, default or event of default to occur with respect to Borrower or any Affiliate under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Borrower, an Affiliate of Borrower, the Facilities or Collateral that is not cured within the applicable cure provisions thereof unless such breach, default or event of default will not result in any material reduction of Collateral or result in a charge or Lien (other than a Permitted Encumbrance) against the Facilities or Collateral.

         6.11. INTENTIONALLY DELETED.

         6.12. LIEN SEARCHES. Promptly deliver to Lender any and all lien searches as Lender may request from time to time in connection with the Loan.

         6.13. FURTHER ASSURANCES. From time to time at its expense execute and deliver or endorse any and all instruments, documents, conveyances, assignments and other agreements and writings, make any records, file any notices, and obtain any consents, all as may be necessary or appropriate in connection herewith, that Lender may reasonably request to cure any defects in the creation, execution and delivery of this Agreement or protect, perfect or enforce the Loan Documents or the rights of the Lender under this Agreement (but any failure of the Lender to request Borrower to execute, deliver, or endorse any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on any other occasion).

         6.14. ERISA. Comply in all material respects with the Employee Retirement Income Security Act of 1974 to the extent applicable.

         6.15. NOTICE OF EVENTS OF DEFAULT. Furnish to Lender as soon as possible and in any event within five (5) Business Days after any director, officer, controller or general manager of Borrower has obtained knowledge of the occurrence of an Event of Default, or an event that, with the giving of notice or lapse of time or both would constitute an Event of Default, which is continuing on the date of such statement, a statement signed by Borrower setting forth details of such Event of Default or event and the action that Borrower has taken, is taking or proposes to take to correct the same.

         6.16. LICENSES. Obtain and hold all necessary Licenses with respect to the operations of the Facilities.

         6.17. CONDUCT OF BUSINESS. Preserve all the rights, privileges, and franchises necessary or desirable in the normal conduct of the business of the Facilities; conduct such business in an orderly, efficient and regular manner; not assign this Agreement or any interest herein or all or any part of any Loan to be made hereunder without the prior written consent of Lender, except as may be otherwise permitted herein.

         6.18. APPLICATION OF LOAN PROCEEDS. Use the proceeds of the Loan solely as set forth in the Recitals hereinabove, or as otherwise approved in writing by the Lender, and in no event to use any of the Loan proceeds for personal or illegal purposes.

         6.19. MATERIAL EFFECT. Promptly transmit to Lender, upon receipt thereof, any communication that could affect Lender' security for the Loan or have a Material Adverse Effect, and promptly respond fully to any inquiry of Lender made with respect thereto.

         6.20. INSPECTIONS/BOOKS AND RECORDS. At all times keep proper books of record and accounts for the Facilities Enterprise, and, upon 48 hours written request of Lender, provide any duly authorized representative of Lender access during normal business hours to, and permit such representative to reasonably examine, copy or make extracts from, any and all books, records and documents in Borrower's possession or control relating to the Facilities Enterprise or any of the representations or covenants of Borrower hereunder or in the Loan Documents (such access to be given immediately upon request in the case of any emergency or a material change in financial or other condition of Borrower), excluding, however, any documents that, because of attorney-client, work product or other privilege or immunity, would not be subject to production in a civil action under Colorado law. Lender and Lender's representatives, shall have the right at all reasonable times to inspect, examine and copy all books and records of Borrower relating to the Facilities.

         6.21. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND LAWS. At all times:

         (a) comply promptly with all other permits, laws, statues, ordinances, orders, rules, codes, regulations, licenses, authorizations and requirements of all Government Authorities applicable to the Facilities (or their operation);

         (b) obtain or cause to be obtained as promptly as possible any License and make any filing or registration therewith which at the time shall be required with respect to the performance of its obligations under this Agreement or the other Loan Documents or for the operation of its business as presently conducted or as contemplated by it; and promptly provide written notice to Lender of the receipt of any notice of any investigation or charge of violation thereof from any Government Authority or of any administrative or adjudicative proceedings that could reasonably be expected to result in the termination of any License or could reasonably be expected to have a Material Adverse Effect, and in such event shall provide Lender with such additional reports and information as Lender may reasonably require.

         6.22. REGULATIONS T, U AND X. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of proceeds from the Loan) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. None of the proceeds from the Loan will be used to: (i) purchase any security within the meaning of the Securities Exchange Act of 1934, as amended, or (ii) refinance any borrowing, the proceeds of which were used to purchase any such security.

         6.23. MERGER, CONSOLIDATION OR TRANSFER OF ASSETS. Not to dissolve, merge with or into or consolidate with any other Person, or to sell, Transfer or convey all or substantially all of its interest in the Facilities, the Facilities Enterprise, the shares of the capital stock of Borrower or in the Collateral to another Person, except as a Permitted Encumbrance, which Permitted Encumbrance shall in any event be subordinated in all respects to the interests of the Lender pursuant to the Subordination Agreement (or to a subordination agreement in form and substance acceptable to Lender in its sole discretion).

         6.24. FRANCHISE AGREEMENT. Not enter or permit any Affiliate to enter into any franchise agreement or any amendment to a franchise agreement with respect to the Facilities that could in any manner result in or could reasonably be expected to have a Material Adverse Effect, without the consent of the Lender, which consent shall not be unreasonably withheld.

         6.25. LOANS OR ADVANCES. Not make any loan to, or otherwise extend any credit to Borrower's officers or to any member of any such officer's family or to any Affiliate of Borrower.

         6.26. GUARANTIES. Not assume, guarantee, endorse or otherwise become liable upon the obligation of any person, firm or corporation except pursuant to the Loan Documents or by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         6.27. MAINTENANCE OF PROPERTIES, ETC. Maintain, repair and preserve the Facilities and all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and from time to time make or cause to be made all reasonably necessary and proper replacements, repairs, renewals and improvements so that the efficiency and value of its properties and facilities will not be materially impaired.

         6.28. GAMING COMPLIANCE/TERMINATION. At all times comply in all material respects, with all terms and conditions of the Gaming Regulations.

         6.29. LOCATION OF FACILITIES ON LAND. At all times locate all parts of all Facilities on the Land, except for such removal of personal property or equipment as shall be required for repair or replacement, or, in the case of any vehicles permanently stored or housed on the Land, used in accordance with their intended purposes; and except as otherwise agreed to by the Lender.

         6.30. DEBT SERVICE COVERAGE RATIO. For each Rolling Fiscal Year, not permit the Debt Service Coverage Ratio to be less than 1.5 to 1.0.

         6.31. TANGIBLE NET WORTH COVENANT. Borrower will at all times during the term of the Loan maintain a minimum Tangible Net Worth of not less than $2,500,000.

         6.32. MAXIMUM LEVERAGE RATIO. Borrower shall during the term of the Loan maintain a maximum Leverage Ratio of no more than 4 to 1 as determined at the end of each fiscal quarter.

         6.33. ADDITIONAL INDEBTEDNESS. Not incur, nor permit the incurrence by Borrower of, any Debt other than as evidenced by this Agreement and the Note, except current liabilities due within one year from the date of incurrence not to exceed $250,000.00 in the aggregate at any time incurred in the ordinary course of operations of Borrower, and other than Permitted Encumbrances.

         Notwithstanding the foregoing until the Loan is paid in full, together with all interest accrued and to accrue thereon, no additional Debt, other than ordinary trade payables, shall be incurred without the written consent of the Lender if a Default or an Event of Default has occurred and is continuing.

         6.34. LIENS. Not incur, or permit the incurrence of, any Liens (including, any mechanics', laborers' and materialmen's liens) on all or any portion of the Facilities, other than Permitted Encumbrances, and other than as otherwise expressly may be permitted hereunder or in any other Loan Document.

         6.35. NO OTHER FACILITIES. Not engage in any gaming activity that competes directly or indirectly with the Facilities.


         6.36. OTHER RESTRICTIONS. Not install on the Premises any materials, equipment, fixtures or other items of personal property which are subject to a security agreement or other arrangements under which the seller reserves the right to remove or to repossess such items or to consider them personal property after their incorporation in the Facilities unless the same shall constitute a Permitted Encumbrance.

         6.37. CHANGE OF NAME OR LOCATION OF CHIEF EXECUTIVE OFFICES. Not change its name or the location of its chief executive offices (the main place where Borrower manages the main part of its business operations or other affairs) without providing notice thereof to the Lender at least 60 days in advance of such change.

                          SECTION 7. EVENTS OF DEFAULT

         Upon the occurrence of any of the following events (hereinafter called Events of Default):

         (a) any material representation or warranty made herein or in any of the Loan Documents or any written report, certificate, financial statement, or other instrument heretofore or at any time hereafter furnished by or on behalf of Borrower to Lender shall prove to have been false or misleading in any material respect when made;

         (b) default in the payment of the principal of, interest on or servicing fee with respect to the Note;

         (c) Borrower shall fail to duly and punctually perform or observe any of the covenants or agreements contained herein (and not otherwise expressly addressed in this Section), and such failure to perform continues for a period of thirty (30) days after written notice thereof given by Lender to Borrower; provided, that such period shall be extended for a reasonable period of time for any default that cannot be reasonably cured within the thirty (30) days after such notice, if in the sole opinion of the Lender, such failure is capable of being remedied, Borrower is proceeding promptly, in good faith and with reasonable diligence to remedy the same and the security of the Lender is not and will not be materially adversely affected thereby;

         (d)      the occurrence of a Transfer other than as permitted by
                  Section 6.05 or otherwise in the Loan Documents;

         (e) Borrower shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) admit in writing its inability, or be generally unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (v) be adjudicated insolvent or be the subject of an order for relief under any chapter of the Bankruptcy Code (11 U.S.C. Section 101, et seq.); (vi) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or (vii) acquiesce to, or fail to controvert in a timely manner, any petition filed against it in an involuntary case under such bankruptcy laws;

         (f) a case or other proceeding shall be commenced, without the application or consent of Borrower, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of Borrower, the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower or of all or any substantial part of its assets, or any similar action with respect to Borrower under the federal bankruptcy laws (as now or hereafter in effect) or any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of ninety (90) days, or an order for relief against Borrower shall be entered in an involuntary case under such bankruptcy laws;

         (g) Borrower shall be dissolved, liquidated or wound up or shall fail to maintain its respective existence as a going concern in good standing;

         (h) a garnishment summons or writ of attachment is issued against or served upon Lender for the attachment of any property of Borrower in Lender's possession or any indebtedness owing to Borrower, unless appropriate papers are filed by the Borrower contesting the same within ninety (90) days after the date Lender provides Borrower with notice of such service or such shorter period of time as may be reasonable in the circumstances; or a levy is made under any process on the Premises and such levy shall not be immediately bonded over and shall continue unstayed for seventy five (75) days or more;

         (i) any judgment shall be entered against Borrower that substantially impairs the ability of Borrower to perform its material obligations under and by virtue of the Loan Documents;

         (j) any lien for labor, material, taxes or otherwise is filed against the Premises and such lien shall not be released or bonded over to Lender's satisfaction within sixty (60) days after the date that Lender provides Borrower with notice of the filing thereof;

         (k) any judgment, writ or warrant of attachment or other similar process is docketed, entered or filed against the Premises, and such order, judgment, writ of execution or similar process shall not be vacated, set aside or stayed within sixty (60) days from the date that Lender provides Borrower with notice of the entry thereof;

         (l) Lender shall reasonably suspect the occurrence of an Event of Default and Borrower, upon request of Lender specifying such event of default, shall fail to provide evidence reasonably satisfactory to Lender that such Event or Events of Default have not in fact occurred;

         (m) Borrower shall fail to provide Lender with financial information required to be provided hereunder promptly after it is requested by Lender; or

         (n) Borrower shall violate any term or provision of the Gaming Regulations relating to the Facilities, which violation materially impairs the continued operation of the Facilities in substantially the manner in which the Facilities were operated prior to such violation; or there shall be any amendment to the Gaming Regulations that materially impairs the continued operation of the Facilities; any termination, revocation, suspension or limitation by any Government Authority of the right of Borrower to lawfully operate any portion of the Facilities as a gaming facility; or, Borrower, for any reason, terminates gaming activities at the Facilities;

         (o) default under any of the Insurance Covenants as to the amount and nature of coverage or under Negative Covenants (except as to 6.34 with respect to non-consensual Liens);

then, Lender, upon such occurrence or at any time thereafter until such Event of Default is cured to the written satisfaction of the Lender, may exercise one or more of the following rights and remedies:

         (i) declare all of the principal of, interest on or servicing fees accrued with respect to the Loan to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand;

         (ii) without notice or demand, offset any indebtedness Lender or any of its participants, successors or assigns then owe to Borrower, whether or not then due, against any obligation then owed to Lender or any of its participants, successors or assigns by Borrower, whether or not then due;

         (iii) exercise or enforce any and all other rights or remedies available by law or agreement against Borrower, or against any other person or property; and

         (iv) exercise or enforce any and all other rights or remedies available under any of the Loan Documents.

         Even though the Note and the obligations of Borrower under the Loan Agreement are secured by the Deed of Trust, prior to demanding payment and seeking remedies hereunder, the Lender need not undertake or commence the enforcement of any remedies available under such agreements. Upon any nonperformance of any obligation of Borrower under the Loan Agreement or the Note, the Lender may proceed directly to enforce hereunder the payment of any amounts owing by Borrower under the Loan Agreement or the Note.

                            SECTION 8. MISCELLANEOUS

         8.01. NO WAIVER; REMEDIES CUMULATIVE. No failure on the part of the Lender to exercise and no delay in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity or by statute.

         8.02. NOTICES. Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon the earlier of (a) receipt by the party to which notice is given, or (b) on the fifth (5th) Business Day following the date such notice was posted. Notice to the Lender shall be addressed:

                  First National Bank
                  909 St. Joseph Street, Suite 101
                  Rapid City, South Dakota 57701
                  Attention: Todd Christoffer, Branch President

                  With a copy to:

                  David R. Mylrea, Esquire
                  Hinshaw & Culbertson
                  222 South Ninth Street, Suite 3100
                  Minneapolis, Minnesota 55402

         Notices to Borrower shall be addressed to:

                  Concorde Cripple Creek, Inc.
                  3290 Lien Street
                  P.O. Box 505
                  Rapid City, South Dakota 57709-0505
                  Attention: Jerry L. Baum, Chief Executive Officer

                  With a copy to:

                  Warren L. Troupe, Esquire
                  Morrison & Foerster LLP
                  370 17th Street, Suite 5200
                  Denver, Colorado 80202-5638

         8.03. FEES/TAXES/ATTORNEYS FEES. Borrower shall reimburse the Lender, upon demand, for all reasonable costs and expenses actually incurred, including without limitation reasonable attorney's fees paid or incurred by the Lender in connection with:

                  8.03.1 the preparation, negotiation or review of the Loan Documents, the review and analysis of materials requested from Borrower by the Lender, the rendering of any opinions reasonably required by the Lender, and any other services deemed reasonably necessary by the Lender in connection with the execution and delivery of the Loan Documents or in connection with the Advance Date;

                  8.03.2 the review, negotiation or preparation of any amendments or modifications to any of the Loan Documents requested by Borrower or, if an Event of Default has occurred and is continuing, requested by Lender, and any other services deemed reasonably necessary by the Lender in connection therewith; and

                  8.03.3 the enforcement by the Lender during the term hereof or thereafter of the rights or remedies of the Lender hereunder or under any Loan Documents, instruments or agreements related thereto, including without limitation, costs and expenses of collection in the Event of Default, and costs and expenses incurred in connection with any bankruptcy or receivership of Borrower, whether or not suit is filed with respect thereto and whether such costs are paid or incurred, or to be paid or incurred, prior to or after entry of judgment.

Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter reasonably determined by the Lender to be payable in connection with the Loan Documents, or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and Borrower agrees to hold the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, unless such omission or delay is due to negligence or willful misconduct on the part of the Lender. All such expenses, taxes or attorney's fees shall be payable to the Lender, as applicable, on demand. The obligations of Borrower under this Section shall survive the repayment of the Note and the Loan.

         8.04. INDEMNIFICATION. Borrower agrees to indemnify and hold harmless the Lender, the Lender's officers, agents (including outside legal counsel), and employees, against any and all losses, claims, damages or liability to which the Lender, the Lender's officers, agents and employees, have incurred under any law in connection with the carrying out of the transactions contemplated by this Agreement or any other Loan Documents, other than such losses, claims, damages or liability caused by the gross negligence or willful misconduct of the Lender, the Lender's officers, agents and employees, or the conduct of any activity on the Premises or any accident, injury, death or damage to any person or property occurring in, on or about the Premises or any street, drive, sidewalk, curb or passageway adjacent thereto (other than as a result of the act of commission or omission, including gross negligence or willful misconduct, of any such party), and to reimburse the Lender, the Lender's officers, agents and employees, for any out-of-pocket legal and other expenses (including reasonable attorneys' fees, whether incurred at trial, on appeal, in bankruptcy proceedings, or otherwise) incurred by the Lender, or the Lender's officers, agents and employees, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions relating thereto. The Lender agrees, at the request and reasonable expense of Borrower, to cooperate in the making of any investigation in defense of any such claim and promptly to assert any or all of the rights and privileges and defenses that may available to the Lender. Borrower further agrees to hold harmless the Lender, and the Lender's officers, agents and employees, from and against all losses, damages, penalties, liabilities, or expenses (including reasonable legal fees, whether incurred at trial, on appeal, in bankruptcy proceedings, or otherwise) due to or arising out of any misrepresentation of information furnished to the Lender by Borrower or out of a breach of any covenant, representations or undertaking of Borrower contained in this Agreement or any other Loan Document. The provisions of this Section shall survive the payment of the Note and the Loan.

                  8.04.1 Without limiting the generality of the foregoing, Borrower shall bear all loss, expense (including reasonable attorneys' fees, whether incurred at trial, on appeal, in bankruptcy proceedings, or otherwise), and damage in connection with, and agrees to indemnify and hold harmless the Lender, and the Lender's officers, agents (including outside legal counsel) and employees from all claims, demands and judgments recovered against the Lender, and the Lender's officers, agents and employees, because of bodily injuries, including death at any time resulting from any of the foregoing, and because of damages to property of the Lender, or the Lender's officers, agents, employees, or others (including loss of use) from any cause whatsoever, arising out of, or in connection with the acquisition, construction and installation of the Equipment or the construction, reconstruction or alteration of Facilities, if due to any act of omission or commission, including negligence, of Borrower or any lessee of the Facilities or any part thereof, or any of their respective agents, contractors, subcontractors, servants, directors, officers, employees, licensees or invitees; provided such loss, expense and damage were not caused by the gross negligence or willful misconduct of Lender, of Lender's officers, agents (including outside legal counsel) and employees. Borrower's liability hereunder shall not be limited to the extent of such insurance or subject to any exclusions from coverage in any insurance policy. The obligations of Borrower under this Section shall survive the repayment of the Note and the Loan.

                  8.04.2 Borrower hereby agrees to defend, indemnify and hold harmless the Lender, and the Lender's directors, officers, employees, agents (including outside legal counsel), successors and assigns (Indemnified Parties) from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination, whether incurred at trial, on appeal, in bankruptcy proceedings, or otherwise) incurred by the Indemnified Parties as a result of or in connection with the presence or removal of Hazardous Substances or as a result of or in connection with activities regulated under Section 6.07. Borrower shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise, against the Indemnified Parties, shall hold the Indemnified Parties harmless against all claims, losses, damages, liabilities, costs and expenses, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in Section 6.07. These covenants, representations, warranties and indemnities shall be deemed continuing covenants, representations, warranties and indemnities running with the Premises for the benefit of the Lender, and any successors and assigns of the Lender. The amount of all such indemnified loss, damage, expense or cost, shall become additional indebtedness secured hereby and shall become immediately due and payable in full on demand by the Lender, their successors and assigns. Proceeds of insurance obtained by Borrower, to the extent paid to the Lender, shall be applied towards the satisfaction of Borrower's obligations under this Paragraph.

         8.04.3 Indemnification Claims. The Borrower shall have the right to participate in and to control the defense of any claim, action or proceeding brought by a third party with counsel reasonably acceptable to the Lender at the cost and expense of the Borrower, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Borrower, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (i) The indemnified parties shall give written notice to Borrower, as promptly as practicable of (1) the allegation by them of any claim referred to in this Section 8.04 setting forth to the extent known the amount of indemnification claimed, (2) the allegation by any third party of the existence of any matter

         The provision of this Section shall survive the payment of the Note and the Loan.

         8.05. COMPLIANCE CERTIFICATE. At the time the quarterly operating statements are delivered in accordance with Section 6.06 (b) herein, Borrower agrees to provide to the Lender a certificate of the chief financial officer of Borrower in substantially the form attached hereto as Exhibit B stating (i) whether she or he has knowledge of the occurrence of any Event of Default under any of the Loan Documents or any event that with the giving of the notice or the passage of time would constitute an Event of Default under any of the Loan Documents, other than Events of Default previously reported and remedied and, if so, stating in reasonable detail the facts with respect to such Event of Default, and (ii) that Borrower is in compliance with each of the representations and warranties contained in this Agreement and each of the covenants set forth in this Agreement, except as shall be expressly set forth herein.

         8.06. AMENDMENTS, ETC. No amendment, modification or waiver of any provision of the Loan Documents and no consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of the Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. That Borrower acknowledges that the Lender may charge a reasonable fee in connection with their review and consideration of any proposed amendment to any Loan Document.

         8.07. SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of the Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed.

         8.08. BINDING EFFECT AND ASSIGNMENT/THIRD PARTY BENEFICIARY. This Agreement shall be binding upon and inure to the benefit of Borrower and the Lender and their respective successors and permitted assigns, except that Borrower may not transfer or assign its rights hereunder without the prior written consent of the Lender.

         8.09. MARSHALLING; PAYMENTS SET ASIDE. The Lender shall be under no obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of the Loan and other Indebtedness of Borrower to the Lender. To the extent that Borrower makes a payment or payments to the Lender or the Lender exercises a right of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         8.10. SECTION TITLES. The Section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and shall not govern the interpretation of any of the provisions of this Agreement.

         8.11. RELIANCE BY THE LENDER. All covenants, agreements, representations and warranties made herein and in any Loan Document by Borrower shall, notwithstanding any investigation by the Lender, be deemed to be material to and to have been relied upon by the Lender, and shall survive the execution and delivery of this Agreement.

         8.12. MULTIPLE COUNTERPARTS. This Agreement may be fully executed in any number of counterparts, each of which shall be deemed an original and the same agreement.

         8.13. INVALID PROVISIONS TO AFFECT NO OTHERS. If fulfillment of any provision of this Agreement or of any transaction related to this Agreement shall, at the time performance of such provision is due, involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity prescribed by applicable law, and such clause or provision shall be deemed invalid as though not contained in this Agreement, and the remainder of this Agreement shall remain operative in full force and effect.

         8.14. NUMBER AND GENDER. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

         8.15. TIME OF ESSENCE. Time is of the essence in the performance of this Agreement.

         8.16. NOT JOINT VENTURES. The Lender is not, and shall not by reason of any provision of any of the Loan Documents be deemed to be, a joint venturer with or partner or agent of Borrower.

         8.17. ESTOPPEL CERTIFICATE. At any time and from time, within fifteen
(15) Business Days after receipt from the other party hereto of a written request therefor, Borrower or the Lender, as the case may be, shall prepare, execute and deliver to such party, and any other party that Borrower or the Lender, as the case may be, may designate, an estoppel certificate stating: (a) the amount of the unpaid principal balance and accrued interest secured by the Deed of Trust on the date thereof; (b) the date upon which the last payment secured by the Deed of Trust was made and the date the next payment secured by the Deed of Trust is due; and (c) that the provisions of the Deed of Trust have not been amended or changed in any manner, that there are no defaults or events of default then existing under the terms of the Deed of Trust, and that Borrower has no defenses, claims or offsets against full enforcement hereof according to the terms hereof, or listing and describing any such amendments, changes, defaults, events of default, defenses, claims or offsets that do exist.

         8.18. NOTICE OF CHANGE IN LOCATION. Borrower shall promptly notify the Lender of any change in location of Borrower's principal places of business or the offices where it keeps its records concerning accounts and contract rights.

         8.19. RENEWAL OR EXTENSION. All provisions of this Agreement relating to the Note and the related documents shall apply with equal force and effect to each Loan Document or related documents hereinafter executed which, in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of any such related documents.

         8.20. TAX IDENTIFICATION NUMBER. The federal tax identification number for Borrower is 91-1771693.

         8.21. SETOFF. If the unpaid principal amount of the Loan, interest accrued thereon, or any other amount owing by Borrower under the Loan Documents shall have become due and payable (by demand, acceleration or otherwise), upon an Event of Default the Lender shall have the right, in addition to all other rights and remedies available to them, upon not less than five days prior notice to Borrower, to set off against, and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner by any Lender for the account of Borrower. Such right shall exist regardless of the existence or adequacy of any Collateral, guaranty or any other security, right or remedy available to the Lender.

         8.22. NAME AND LOGO. Borrower hereby consents to the Lender's use of Borrower's name and logo in the Loan offering book, Loan closing transcript, any tombstone ads or other promotional materials without any consideration to Borrower other than the Loan.

         8.23. REMEDIES CUMULATIVE. The rights and remedies herein specified of the parties hereto are cumulative and not exclusive of any rights or remedies the parties hereto would otherwise have at law or in equity or by statute.

         8.24. INTEGRATION; CONFLICTING TERMS. This Agreement, together with the other Loan Documents, comprises the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements, oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this

Agreement, the provisions of this Agreement shall control; provided, however, that the inclusion of supplemental rights and remedies of the Lender in any of the other Loan Documents shall not be deemed a conflict with this Agreement.

         8.25. GOVERNING LAW AND CONSTRUCTION. The Loan Documents shall be governed by and be construed in accordance with, the internal law of the State of Colorado and applicable federal law. Whenever possible, each provision of the Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of the Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto. The parties shall endeavor in good-faith negotiations to replace any invalid or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

         8.26. ADEQUACY OF NOTE PROCEEDS. The Lender has not made, nor shall it be deemed to have made, any representation or warranty that the funds to be advanced hereunder to Borrower are or will be sufficient to fully complete the acquisition of the Assets or to complete fully the other intended uses by the Borrower as more specifically set forth above.

         8.27. TERM. This Loan Agreement shall have a stated term ending August 1, 2009, but shall be in effect until the Maturity Date or until such later time as all outstanding obligations under the Note, this Loan Agreement, and the other Loan Documents have been discharged in full.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            CONCORDE CRIPPLE CREEK, INC.,
                                            A COLORADO CORPORATION



                                            By: /s/ Jerry Baum
                                                --------------------------------
                                                    Its: President

SIGNATURE PAGE TO LOAN AGREEMENT BETWEEN CONCORDE CRIPPLE CREEK, INC. AND FIRST NATIONAL BANK

                                            FIRST NATIONAL BANK,
                                            A NATIONAL BANKING ASSOCIATION

                                            By: /s/ illegible
                                                --------------------------------
                                                     Its:  Branch President




[SIGNATURE PAGE TO LOAN AGREEMENT BETWEEN CONCORDE CRIPPLE CREEK, INC. AND FIRST NATIONAL BANK]

                                    EXHIBIT A
                          LEGAL DESCRIPTION OF PROPERTY

                                    EXHIBIT B

                                  FORM OF NOTE

                                 PROMISSORY NOTE

Dated:  July 31, 2002
Maturity Date: August 1, 2009

FOR VALUE RECEIVED, Concorde Cripple Creek, Inc., a Colorado corporation (the "Borrower"), agrees and promises to pay to the order of First National Bank, a national banking association (the "Lender"), its endorsees, successors and assigns (collectively, the "Holder"), at Lender's office at 909 St Joseph Street, Suite 101 Rapid City, South Dakota 57701, or such other place as the Holder may from time to time designate, the principal sum of Seven Million Six Hundred Thousand and no/100 ($7,600,000.00) or so much as may from time to time be disbursed hereon, together with interest on the Note Principal Balance (defined below) at the rate of interest hereinafter set forth, in coin or currency, which, at the time or times of payment, is legal tender for the payment of public and private debts in the United States of America. This Note shall be payable in the following manner and on all the following terms and at the following times:

         1. DEFINITIONS. For purposes of this Note the following terms shall have the following meanings:

         Adjustment Date shall mean the first day of the month immediately following the expiration of each consecutive calendar quarter.

         Advance shall mean any payment by the Lender to Borrower of proceeds of the Loan in accordance with the terms of the Loan Agreement.

         Advance Date shall mean the date on which any Lender first makes the Advance of the Loan pursuant to the Loan Agreement.

         Amortization Period means a period of fifteen (15) consecutive calendar years.

         Basis Points shall mean an arithmetic expression of a percentage measured in hundredths of a percent (e.g. 50 Basis Points equals fifty hundredths of one percent).

         Collateral shall have the definition given such term in the Loan Agreement and in the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing.

         Governmental Authority shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         Interest Rate shall mean the Interest Rate as defined in Section 3 below.

         Lender shall mean First National Bank, a national banking association, located in Rapid City, South Dakota, or its successors and assigns, or any Holder from time to time of the Note who is a Lender under the terms of the Loan Agreement, including any successor and assign.

         Loan shall mean the Loan defined in the Loan Agreement, evidenced by the Note.

         Loan Agreement shall mean the Loan Agreement of even date herewith entered into between Borrower and Lender.

         Maturity Date shall mean the last day of the 84th month following the date hereof or such earlier date as this Note may be declared due and payable by Holder in accordance with its terms, but not later than August 1, 2009.

         Monthly Payment Date shall mean September 1, 2002, and the first day of each calendar month thereafter.

         Note shall mean this Note and any other promissory note evidencing the Loan.

         Note Principal Balance shall mean at any time with respect to this Note, the total principal amount of Advances under this Note, reduced by all repayments of principal on this Note.

         Prime Rate means the daily fluctuating rate per annum which is publicly announced from time to time in the Money Rates section of the Wall Street Journal as being its so-called "prime rate" thereafter in effect, with change in the Prime Rate automatically, immediately, and without notice, changing the Prime Rate thereafter applicable. If more than one Prime Rate is published in the Wall Street Journal for a day, the average of the Prime Rates so published shall be used and such average shall be rounded up to the nearest one quarter of one percent (.25%). If the Wall Street Journal ceases to publish the Prime Rate, the Holder may select a comparable publication or service that publishes such Prime Rate, or its equivalent, and if such Prime Rate is no longer published, then the rate publicly announced by one of the ten largest money center banks in the United Sates (as selected by the Holder in its discretion) as its "prime" or "reference" rate shall be substituted.

         Promissory Note or Note means this Promissory Note.

Capitalized terms used herein that are not defined herein or elsewhere in this Note shall have the same meaning as such terms are used in the Loan Agreement.

         2. DISBURSEMENTS. The proceeds of the Loan shall be disbursed only upon satisfaction of the conditions set forth in the Loan Agreement.

         3. INTEREST RATE. On and after the Advance Date, until the Maturity Date, the Note Principal Balance at the close of each day shall bear interest at the following per annum rates of interest (Interest Rate):

              a. Interest Rate. From and after the date hereof and continuing up to and including the Maturity Date the Principal Balance shall bear interest at an annual rate which is equal to 300 Basis Points plus the Prime Rate as published or announced on the Adjustment Date or the date immediately preceding the Adjustment Date if not published or announced on the Adjustment Date, but in no event shall the Interest Rate be greater than 12.00% or less than 8.00%. The annual rate then in effect with respect to this Note is hereafter referred to as the "Interest Rate."

              b. Default Rate. If an Event of Default occurs, then, at the option of the Lender, during the entire period during which such Event of Default shall occur and be continuing, interest shall be payable on the Note Principal Balance at a per annual rate of interest equal to the lesser of; (i) the maximum lawful rate of interest permitted to be paid on this Note; or
                  (ii) four percent (4%) plus the rate that would otherwise apply under paragraph (a) above, whether or not payment of the Loan has been accelerated.

         4. BASIS OF COMPUTATION. Interest shall be computed by multiplying the actual number of days elapsed in the period for which interest is calculated by a daily rate based on a 360 day year. Interest shall commence to accrue on the Note Principal Balance of this Promissory Note on the first date that the Advance is funded by the Holder of this Promissory Note

         5. LATE CHARGE. If any payment required hereunder is not paid within five calendar days after the due date Borrower agrees to pay a late charge of $.05 per $1.00 of each unpaid payment to defray the costs of the Lender incident to collecting such late payment. This late charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Holder may have.

         6. TERMS OF PAYMENT. Commencing September 1, 2002, and continuing thereafter on each Monthly Payment Date up to and including the Maturity Date, the Note Principal Balance shall be payable in consecutive monthly installments of Principal and accrued interest thereon at the Interest Rate. Each monthly payment shall be in an amount sufficient to fully amortize the then unpaid Principal Balance hereof at the then current Interest Rate by the Amortization Period.

         All outstanding principal of and interest on this Note shall be due and payable on the Maturity Date. Notwithstanding the foregoing, the Principal Balance shall be payable on such earlier date as payment hereunder shall have been accelerated by virtue of the occurrence of an Event of Default in accordance with the provisions of the Loan Agreement at which time the entire unpaid Principal Balance hereof and all accrued and unpaid interest thereon, and all other charges payable pursuant to the terms hereof shall in any event be fully due and payable.

         7. APPLICATION OF PAYMENTS. So long as a Default does not exist, all payments on the Loan shall be applied first to any costs of collection, then to late charges, then to interest and then to the Note Principal Balance and all accrued unpaid interest thereon.

         If a Default exists, the Lender may apply any payments received to any sums due under this Note in accordance with the terms of the Loan Agreement. Amounts paid or prepaid under this Note may not be reborrowed.

         8. PREPAYMENTS. At the option of Borrower, the Note may be prepaid in whole on any date and in part on any Monthly Payment Date, upon thirty (30) days prior written notice to Lender, in principal amounts of not less than $250,000.00. All partial prepayments shall be applied based on the unpaid principal balance of the Loan first to accrued interest, and then to the Note Principal Balance. Upon prepayment in full, interest accrued to the prepayment date shall be paid on such prepayment date. Prepayments of the Note Principal Balance shall be applied to principal installments of the Note in inverse order of maturity; otherwise, no prepayment shall postpone the due dates or reduce the amount of the Monthly Payments required under the Note. .

         9. INTENTIONALLY OMITTED.

         10. SECURITY. The payment and performance of the Note are secured by the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the date hereof.

         11. DEFAULT. If (i) a default be made in any payment when due in accordance with the terms and conditions of this Note or (ii) any other Event of Default occurs, the entire Note Principal Balance, together with accrued interest thereon and late charges, if any, shall become immediately due and payable at the option of the Lender.

         12. MONTHLY SERVICING FEE. A Servicing Fee (the "Servicing Fee") on the unpaid Principal Balance of this Note from time to time outstanding, computed on the same basis as interest pursuant to Section 3 shall accrue with respect to Principal from the date hereof at a per annum rate equal to one-quarter of one percent (.25%). Such Servicing Fee shall be payable by Borrower to Lender on each Monthly Payment Date.

         13. TIME OF ESSENCE; NO WAIVER; REMEDIES CUMULATIVE; SEVERABILITY. Time is of the essence. No delay or omission in the exercise of any right hereunder or under any Loan Document shall operate as a waiver of such right or of any other remedy under this Promissory Note or any Loan Document. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion. All rights and remedies of Holder under the terms of this Promissory Note, under the terms of the Loan Documents, and under any statutes or rules of law shall be cumulative and, may be exercised successively or concurrently. Any provision of this Promissory Note that may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

         14. COSTS OF COLLECTION. In the event of any Default hereunder Borrower agrees to pay the costs of collection, including court costs, arbitration proceedings, and reasonable attorneys' fees (prior to trial or arbitration, at arbitration, at trial, and on appeal) incurred in collecting the debt secured hereby, or in exercising or defending, or obtaining the right to exercise, the rights of Holder hereunder, under the Loan Agreement or under or with respect to any other Loan Document, whether an arbitration proceeding or action to compel arbitration or enforce an arbitration award be brought or not, and in bankruptcy, insolvency, arrangement, reorganization and other debtor-relief proceedings, in other court proceedings brought in accordance with the Loan Documents, and all reasonable costs and expenses incurred by Holder or the Lender in protecting or preserving the property and interests which are subject to the Loan Documents.

         15. WAIVER OF PRESENTMENT, ETC. Except as otherwise provided in the Loan Documents, demand for payment, presentment for payment, protest, notice of protest, notice of non-payment, notice of dishonor, notice to accelerate maturity, notice of acceleration of maturity, notice of intent to foreclose on any Collateral (as defined in the Loan Agreement) securing this Note, all other notices diligence in collection as to each and every payment due hereunder, and all other requirements necessary to charge or hold Borrower to any obligation hereunder are waived. Consent is given to any extension or alteration of the time or terms of payment hereof, any renewal, any release of all or any part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to, any party liable for payment hereof.

         16. SAVINGS CLAUSE. Notwithstanding anything to the contrary set forth in this instrument, if at any time until payment in full of all of the indebtedness due hereunder, the interest rate on such indebtedness exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the interest rate shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the interest rate is less than the Maximum Lawful Rate Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Holder from the making of advances hereunder is equal to the total interest the Holder would have received had the interest rate been (but for the operation of this paragraph) the interest rate payable since the initial funding of the Loan. Thereafter, the interest rate payable hereunder shall be the interest rate provided for in this instrument unless and until the interest rate so provided for again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by the Holder pursuant to the term hereof exceed the amount such Holder could lawfully have received had the interest due hereunder been calculated for the full terms hereof at the Maximum Lawful Rate. If a court of competent jurisdiction, notwithstanding the provisions of this paragraph, make a final determination that the Holder has received interest in excess of the Maximum Lawful Rate, the Holder shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid under this instrument, then to the outstanding Note Principal Balance due under this instrument and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

         17. GOVERNING LAW. This Note shall be construed in accordance with and governed by the internal laws of the State of Colorado and applicable federal law. Whenever possible, each provision of this Note and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Note or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

         18. INTEGRATION; CONFLICTING TERMS. This Note, together with the other Loan Documents, comprises the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements, oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this Note or the Loan Agreement, the provisions of the Loan Agreement shall control, and if any term of the Loan Agreement shall expressly conflict with a provision of this Note, the provisions of this Note shall control; provided, however, that the inclusion of supplemental rights and remedies of Lender in any of the other Loan Documents shall not be deemed a conflict between the Loan Agreement or this Note, and (ii) the inclusion of supplemental provisions pertaining to or benefiting Borrower in the Loan Agreement or in any of the other Loan Documents shall not be deemed a conflict between the Loan Agreement, such other Loan Documents and this Note.

         Executed as of the date first above written.


                                            CONCORDE CRIPPLE CREEK, INC.,
                                            A COLORADO CORPORATION



                                            By:
                                                --------------------------------
                                                     Its:  President

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

DATED
      ---------------------

         I, the Chief Financial Officer of Concorde Cripple Creek, Inc. (the "Borrower"), do hereby provide this Compliance Certificate in connection with that certain Loan Agreement dated July 31, 2002, by and between Borrower and Lender (the "Loan Agreement").

         I certify, on behalf of Borrower, except as I may set forth in any Attachment A hereto, that as of the date hereof:

         (1)      Each of the representations and warranties contained in
                  Section 4 of the Loan Agreement, if not qualified by a reference to materiality are true and correct in all material respects, and if so qualified, are true and correct in all respects as of the date hereof.

         (2) Borrower is in compliance with each of the covenants contained in Section 6 of the Loan Agreement.

         (3) No event has occurred and is continuing that constitutes an Event of Default under the Loan Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         I further certify on behalf of Borrower:

                  (a) EBITDA. For the Rolling Fiscal Year ended ________, EBITDA was $____________________ (based on the Schedule I attached hereto).

                  (b) Debt Service Coverage Ratio. For the Rolling Fiscal Year ended _________, the Debt Service Coverage Ratio was ___ to 1.0.

                  (c) Tangible Net Worth Ratio. At _________, 200__ (the last day of the most recent fiscal quarter) the Debt to Net Worth Ratio of Borrower on such date was ___ to 1.0.

                  (d) Leverage Ratio. At ____________, 200__ (the last day of the most recent fiscal quarter) the Leverage Ratio of the Borrower on such date was __ to ___.

                                    There [is] [is not] an Attachment A hereto.

                                              ----------------------------------

                                              By
                                                 -------------------------------
                                                    Its: Chief Financial Officer

                                    EXHIBIT D

                        ADDITIONAL PERMITTED ENCUMBRANCES
         See attached Schedule B-Section 2 of Title Insurance Commitment





                                      D-1